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                                                                     EXHIBIT 8.1


                 [LETTERHEAD OF DEWEY BALLANTINE APPEARS HERE]

                               November 8, 1995


Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285


Dear Sirs:

     As counsel to Eli Lilly and Company, an Indiana corporation ("Lilly"), we hereby confirm to you that, in our opinion, the principal federal income tax consequences to holders of Integrated Medical Systems, Inc., a Colorado corporation ("IMS"), stock, warrants, and options of the merger of Trans-IMS Corporation, a wholly owned subsidiary of Lilly, with and into IMS, and related transactions as set forth in the Proxy Statement -- Prospectus, contained in the Registration Statement on Form S-4 of IMS of which this exhibit forms a part, are as set forth under the headings "Summary -- Federal Income Tax Consequences of the Merger" and "Federal Income Tax Consequences of the Merger."

     We hereby consent to the filing of this opinion as an exhibit to the related Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.



                                                 Very truly yours,


                                                 /s/ DEWEY BALLANTINE